EXHIBIT 2.12














                     ASSET PURCHASE AGREEMENT


                               AMONG


                    BERRY PLASTICS CORPORATION,

                    CONTAINER INDUSTRIES, INC.

                                AND

                        THE SHAREHOLDERS OF
                    CONTAINER INDUSTRIES, INC.













                         JANUARY 17, 1997










                                A-2

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                         TABLE OF CONTENTS

                                                             PAGE


SECTION 1.     TRANSFER OF PURCHASED ASSETS, ASSUMPTION OF CERTAIN
                    SPECIFIED LIABILITIES AND RELATED MATTERS.. 1
     1.1.      Transfer of Assets  1
     1.2.      Assets Not Being Transferred  3
     1.3.      Liabilities Being Assumed  4
     1.4.      Liabilities Not Being Assumed  4
     1.5.      Instruments of Conveyance and Transfer, Etc.  6
     1.6.      Right of Endorsement, Etc.  6
     1.7.      Further Assurances, Assumed Taxes, Etc.  6
     1.8.      Assignment of Contracts, Rights, Etc.  7
     1.9.      Bulk Sales Laws  8

SECTION 2.     CLOSING PAYMENTS; ESCROW; PURCHASE PRICE ADJUSTMENT;
                    ALLOCATION................................. 8
     2.1.      Purchase Price; Other Payments  8
     2.2.      Closing Payment  8
     2.3.      Debt Payments by Buyer  8
     2.4.      Noncompete Payments.  8
     2.5.      Escrow Accounts  9
     2.6.      Purchase Price Adjustment  9
          (a)  Preparation of Closing Balance Sheet and Final Working
                    Capital Statements......................... 9
          (b)  Review by the Seller  9
          (c)  Adjustment  11
     2.7.      Allocation of Purchase Price  11
     2.8.      Closing  11

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS  12
     3.1.      Title to the Shares  12
     3.2.      Authority; Noncontravention; Consents  12

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE
                    SHAREHOLDERS.............................. 13
     4.1.      Organization; Good Standing; Qualification and Power
                    13
     4.2.      Equity Investments  13
     4.3.      Capital Stock  13
     4.4.      Authority; Noncontravention; Consents  13
     4.5.      Financial Statements  14
     4.6.      Absence of Undisclosed Liabilities  15
     4.7.      Absence of Changes  15
     4.8.      Tax Matters  16
     4.9.      Title to Assets, Properties and Rights and Related
                    Matters................................... 17
     4.10.     Real Property-Owned or Leased  17
     4.11.     Intellectual Property  18
     4.12.     Agreements, No Defaults, Etc.  19
     4.13.     Litigation, Etc.  20
     4.14.     Compliance; Governmental Authorizations  21
     4.15.     Labor Relations; Employees  21
     4.16.     ERISA Compliance  22
     4.17.     Environmental Matters  22
     4.18.     Brokers  23
     4.19.     Related Transactions  23
     4.20.     Accounts and Notes Receivable  23
     4.21.     Accounts and Notes Payable  23
     4.22.     Inventories  24
     4.23.     Warranties of Products; Products Liability; Regulatory
                    Compliance................................ 24
     4.24.     Suppliers and Vendors  24
     4.25.     Customers  24
     4.26.     Disclosure  25

SECTION 5.     REPRESENTATIONS AND WARRANTIES THE BUYER  25
     5.1.      Authority  25
     5.2.      Noncontravention; Consents  25
     5.3.      Brokers  26

SECTION 6.     CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING;
                    ADDITIONAL PRE-CLOSING AGREEMENTS......... 26
     6.1.      Affirmative Covenants of the Seller  26
     6.2.      Negative Covenants of the Seller  27
     6.3.      Confidentiality  28
     6.4.      Consents  28
     6.5.      Efforts to Consummate  28
     6.6.      Notice of Prospective Breach  28
     6.7.      Public Announcements  28
     6.8.      Negotiation with Others.  29

SECTION 7.     CONDITIONS  29
     7.1.      Conditions to Each Party's Obligations  29
          (a)  Approvals  29
          (b)  No Injunctions or Restraints  30
          (c)  Statutes  30
     7.2.      Conditions to Obligations of the Buyer  30
          (a)  Accuracy of Representations and Warranties  30
          (b)  Performance of Obligations of the Seller and the
                    Shareholders.............................. 30
          (c)  Authorization  31
          (d)  Opinion of the Seller's and the Shareholders' Counsel
                    31
          (e)  Consents and Approvals  31
          (f)  Government Consents, Authorizations, Etc.  31
          (g)  Corporate Resolutions.  31
          (h)  Absence of Material Adverse Change  31
          (i)  Officer's Certificate.  31
          (j)  Instruments of Transfer  32
          (k)  Proprietary Information Agreements  32
          (l)  Change and Use of Seller's Name  32
          (m)  Releases of Encumbrances  32
          (n)  Litigation Matters  32
          (o)  Due Diligence  32
          (p)  Employment Agreement  32
          (q)  Consulting Agreements.  33
          (r)  Anderson Escrow Agreement  33
          (s)  Yates Escrow Agreement  33
          (t)  Release  33
          (u)  Environmental  33
     7.3.      Conditions to Obligations of the Seller and the
                    Shareholders.............................. 33
          (a)  Accuracy of Representations and Warranties  33
          (b)  Performance of Obligations of the Buyer  33
          (c)  Authorization  34
          (d)  Government Consents, Authorizations, Etc.  34
          (e)  Corporate Resolutions  34
          (f)  Officer's Certificate  34
          (g)  Consideration for Noncompetition Covenants  34
          (h)  Payment of Debt  34
          (i)  Employment Agreement  34
          (j)  Consulting Agreements  34
          (k)  Escrow Agreements  35

SECTION 8.     INDEMNIFICATION  35
     8.1.      Indemnification Generally; Etc.  35
          (a)  By the Seller Group in Favor of the Buyer Group  35
          (b)  By Each Shareholder in Favor of the Buyer Group  36
          (c)  By the Buyer in Favor of the Seller and the
                    Shareholders.............................. 36
     8.2.      Limitations on Indemnification  36
          (a)  Indemnity Basket for the Seller and the Shareholders
                    37
          (b)  Indemnity Baskets for the Buyer Group  37
     8.3.      Assertion of Claims  37
     8.4.      Notice and Defense of Third Party Claims  37
     8.5.      Survival of Representations and Warranties  39
     8.6.      No Third Party Reliance  39
     8.7.      Remedies Exclusive  39

SECTION 9.     ADDITIONAL AGREEMENTS  40
     9.1.      Expenses  40
     9.2.      Disclosure of Information; Noncompetition  40
     9.3.      Payment for Noncompetition Covenants  41
     9.4.      Use of Name  41
     9.5.      Relationships with Vendors and Customers  41

SECTION 10.    TERMINATION; EFFECT OF TERMINATION  42
     10.1.     Termination  42
     10.2.     Effect of Termination  43

SECTION 11.    MISCELLANEOUS PROVISIONS  43
     11.1.     Amendment  43
     11.2.     Extension; Waiver  43
     11.3.     Entire Agreement  43
     11.4.     Severability  43
     11.5.     No Third-Party Beneficiaries; Successors and Assigns
                    44
     11.6.     Headings  44
     11.7.     Notices  44
     11.8.     Counterparts  45
     11.9.     Governing Law  45
     11.10.    Incorporation of Exhibits and Schedules  45
     11.11.    Construction  45
     11.12.    Remedies  46
     11.13.    Waiver of Jury Trial  46

                                -i-

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                      SCHEDULES AND EXHIBITS


Annex I        -    Definitions


Schedule I     -    Machinery, Equipment, etc.
Schedule II    -    Real Property Leases
Schedule III   -    Permits
Schedule IV    -    Excluded Fixed Assets
Schedule V     -    Retained Real Property
Schedule VI    -    Retained Contracts
Schedule VII   -    Debt Paid at Closing
Schedule VIII  -    Capitalization


Exhibit A      -    Bill of Sale
Exhibit B-1    -    Anderson Escrow Agreement
Exhibit B-2    -    Yates Escrow Agreement
Exhibit C      -    Form of Opinion of Seller's and Shareholders' Counsel
Exhibit D      -    Form of Employment Agreement for David Anderson
Exhibit E-1    -    Form of Consulting Agreement for Don Anderson
Exhibit E-2    -    Form of Consulting Agreement for George Yates
Exhibit F      -    Release by the Sullivan Estate


                               -ii-